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As filed with the Securities and Exchange Commission on April 8, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COHERENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	94-1622541 (I.R.S. Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, California 95056
(Address of Principal Executive Offices)

2001 STOCK PLAN
(Full title of the plan)

Robert J. Quillinan
Executive Vice President and Chief Financial Officer
COHERENT, INC.
5100 Patrick Henry Drive
Santa Clara, California 95056
(Name and address of agent for service)
(408) 764-4000
(Telephone number, including area code, of agent for service)

Copy to:
 Larry M. Sonsini, Esq.
David R. Segre, Esq.
WILSON SONSINI GOODRICH & ROSATI,
PROFESSIONAL CORPORATION
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value per share, to be issued under the 2001 Stock Plan	2,800,000	$33.66	$94,248,000	$8,670.82

(1)
Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, as the maximum number of the Registrant's Common Stock issuable under the 2001 Stock Plan covered by this registration statement.

(2)
Proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares of Common Stock to be issued under the 2001 Stock Plan was calculated in accordance with Rule 457(c) and (h) of the Securities Act, based upon the average high and low prices of the Registrant's Common Stock as reported by the Nasdaq NMS on April 5, 2002, because the prices at which the options to be granted in the future may be exercised, and the prices at which shares will be purchased in the future, are not currently determinable.

(3)
Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act which provides that the fee shall be .000092 of the proposed maximum aggregate offering price of the securities proposed to be registered.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents and information heretofore filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

        1.    The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended September 29, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

        2.    The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. The Registrant has entered into an indemnification agreement with each of its officers and directors that provides the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to the Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. The Registrant also currently maintains officer and director liability insurance.

Item 7.    Exemption from Registration Claimed.

        Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	2001 Stock Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
23.1	Consent of Deloitte and Touche LLP, Independent Auditors.
23.2	Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft Steurberatungsgesellschaft mbH, Independent Auditors.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).

Item 9.    Undertakings.

        A. The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on April 8, 2002.

COHERENT, INC.
By:	/s/ Robert J. Quillinan Robert J. Quillinan, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Quillinan and Scott H. Miller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents or any of them, or any substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Bernard J. Couillaud Bernard J. Couillaud	Director, President and Chief Executive Officer (Principal Executive Officer)	April 8, 2002
/s/ Robert J. Qullinan Robert J. Quillinan	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2002
/s/ Henry E. Gauthier Henry E. Gauthier	Chairman of the Board of Directors	April 8, 2002

/s/ Frank P. Carrubba Frank P. Carrubba	Director	April 8, 2002
/s/ Charles W. Cantoni Charles W. Cantoni	Director	April 8, 2002
/s/ Jerry E. Robertson Jerry E. Robertson	Director	April 8, 2002
/s/ John H. Hart John H. Hart	Director	April 8, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2001 Stock Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2	Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft Steurberatungsgesellschaft mbH, Independent Auditors.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 4. Description of Securities .
  Item 5. Interests of Named Experts and Counsel .
  Item 6. Indemnification of Directors and Officers .
  Item 7. Exemption from Registration Claimed .
  Item 8. Exhibits .
  Item 9. Undertakings .
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS